Exhibit 99.1

BitNile Holdings Announces Up to $50 Million Stock Repurchase Program

Las Vegas, NV, December 15, 2021 – BitNile Holdings, Inc (NYSE American: NILE), a diversified holding company (“BitNile” or the “Company”), announced today that its Board of Directors has authorized a stock repurchase program under which BitNile may repurchase up to $50 million of its outstanding common stock over a three-year period commencing December 15, 2021.

Under the repurchase program, the Company may repurchase shares of common stock on a discretionary basis from time to time through a variety of methods, including open market repurchases. The Company intends to enact a trading plan (the “Rule 10b5-1 Plan”) for the repurchases in compliance with the Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules of the United States Securities and Exchange Commission and other applicable legal requirements. The Rule 10b5-1 Plan will allow the Company to execute trades during periods when it would ordinarily not be permitted to do so because it may be in possession of material non-public information, because of insider trading laws or self-imposed trading blackout periods. Under the Rule 10b5-1 Plan, the executing broker would have the authority, under the prices, terms and limitations set forth in the Rule 10b5-1 Plan, including compliance with Rule 10b-18 of the Exchange Act, to repurchase shares on the Company’s behalf.

The timing and number of shares repurchased will depend on a variety of factors, including stock price, trading volume, the Company’s capital position and general business and market conditions. The Company intends to finance the repurchases from several sources, including excess cash flow from operations, when available, existing cash from the Company’s balance sheet, and proceeds from future borrowing arrangements or financings. The repurchase program is for three years, does not obligate the Company to acquire a specified number of shares and may be modified, suspended or discontinued at any time at the Company’s discretion.

The Company’s Founder and Executive Chairman, Milton “Todd” Ault, III said, “The Board’s decision to authorize the share repurchase program reflects our strong confidence in the growth prospects of BitNile and our ability to execute on our strategic objectives, which we believe is not reflected at the current market valuation. Our strong balance sheet and expected cash flow generation allow us to return value to shareholders through share repurchases. We are committed to driving long-term shareholder value with a disciplined capital allocation strategy that balances investing in our business for growth and opportunistically leveraging favorable market conditions as they arise.”

For more information on BitNile Holdings and its subsidiaries, the Company recommends that stockholders, investors, and any other interested parties read the Company’s public filings and press releases available under the Investor Relations section at www.BitNile.com or available at www.sec.gov.

About BitNile Holdings, Inc.

BitNile Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, the Company owns and operates a data center at which it mines Bitcoin and provides mission-critical products that support a diverse range of industries, including defense/aerospace, industrial, automotive, telecommunications, medical/biopharma, and textiles. In addition, the Company extends credit to select entrepreneurial businesses through a licensed lending subsidiary. BitNile Holdings’ headquarters are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141; www.BitNile.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.BitNile.com.

Contacts:

IR@BitNile.com or 1-888-753-2235